Exhibit 10.11

ENERNOC, INC.

AMENDED AND RESTATED

2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan, the composition of which shall at all times satisfy the provisions of Section 162(m) of the Code.

Common Stock means shares of the Company’s common stock, $.001 par value per share.

Company means EnerNOC, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1)	If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)	If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance-Based Award means a Stock Grant or Stock—Based Award as set forth in Paragraph 9 hereof.

Performance Goals means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; and (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or an Affiliate of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no Performance-Based Award will be issued or no vesting will occur, levels of performance at which Performance-Based Awards will be issued or specified vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles provided that any such change shall at all times satisfy the provisions of Section 162(m) of the Code.

Plan means this Amended and Restated EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant, which the Committee may structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

Stock Grant means a grant by the Company of Shares under the Plan, which the Committee may structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 5,100,000 shares of Common Stock; (ii) any shares of Common Stock that are represented by awards granted under the Company’s 2003 Stock Option and Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after the date on which this Plan became effective; provided, however, that no more than 1,000,000 Shares shall be added to the Plan pursuant to subsection (ii); and (iii) 3,120,000 shares of Common Stock that were added to the Plan pursuant to the provision previously in the Plan which provided for automatic annual increases in the number of Shares available for issuance under the Plan during the period beginning in fiscal year 2008 through fiscal year 2013; or, in each case, the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan.

(b) Subject to Subparagraph (a) above, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs under the Plan shall be 9,220,000 shares, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the Plan.

(c) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Notwithstanding the foregoing, the Board of Directors may not take any action that would cause any outstanding Stock Right that would otherwise qualify as performance-based compensation to fail to so qualify under Section 162(m).

Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 130,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.	Determine Performance Goals no later than such time as required to ensure that a Performance-Based Award which is intended to comply with the requirements of Section 162(m) of the Code so complies;

f.	Make changes to any outstanding Stock Right, including, without limitation, to accelerate the vesting schedule or extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent;

g.	Make any adjustments in the Performance Goals included in any Performance-Based Awards provided that such adjustments comply with the requirements of Section 162(m) of the Code; and

h.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs and in accordance with Section 162(m) of the Code for all other Stock Rights to which the Committee has determined Section 162(m) is applicable. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

Notwithstanding anything in the Plan to the contrary, neither the Board of Directors nor the Committee shall have the authority to (i) reduce the exercise price of any outstanding Option under the Plan, or (ii) cancel any outstanding Option that has an exercise price greater than the then current Fair Market Value of the Common Stock in exchange for cash or other Stock Rights under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

a.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i.	Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

ii.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

iii.	Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

iv.	Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

b.	ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

i.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

ii.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

iii.	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)	Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)	Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time or attainment of Performance Goals upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.	PERFORMANCE-BASED AWARDS.

Notwithstanding anything to the contrary herein, during any period when Section 162(m) of the Code is applicable to the Company and the Plan, Stock Rights granted under Paragraph 7 and Paragraph 8 may be granted by the Committee in a manner which is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written Performance Goals, which must be objective and approved by the Committee for a performance period of between one and five years established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) no more than 90 days after the commencement of the performance period to which the Performance Goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards

will be issued for such performance period until such certification is made by the Committee. The number of shares issued in respect of a Performance-Based Award to a given Participant may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee. The number of shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 28) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

11.	ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

12.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.	A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.	Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b.	A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c.	The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

a.	In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b.	If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 20, 21, and 22, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.	Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

21.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of

Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

23.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.	The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

a. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a), 3(b) and 4(c) shall also be proportionately adjusted upon the occurrence of such events and the Performance Goals applicable to outstanding Performance-Based Awards.

b. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

c. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

d. Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

e. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

f. Modification of Performance-Based Awards. Notwithstanding the foregoing, with respect to any Performance-Based Award that is intended to comply as “performance based compensation” under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the number of Shares payable pursuant to a Performance-Based Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of death or disability of the Participant.

26.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

29.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 30) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

30.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

31.	TERMINATION OF THE PLAN.

The Plan will terminate on May 23, 2017, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

32.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator , including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code; to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers; and in order to continue to comply with Section 162(m) of the Code; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Nothing in this Paragraph 32 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

33.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

34.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

INCENTIVE STOCK OPTION AGREEMENT

ENERNOC, INC.

AGREEMENT made as of the      day of              200            , between EnerNOC, Inc. (the “Company”), a Delaware corporation and                    , an employee of the Company (the “Employee”).

WHEREAS, the Company desires to grant to the Employee an Option to purchase shares of its common stock, $.001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s Amended and Restated 2007 Employee, Director and Consultant Stock Plan (the “Plan”);

WHEREAS, the Company and the Employee understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Employee each intend that the Option granted herein qualify as an ISO.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	GRANT OF OPTION.

The Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of             Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Employee acknowledges receipt of a copy of the Plan.

2.	PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $            per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”). Payment shall be made in accordance with Paragraph 9 of the Plan.

3.	EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:

On the first anniversary of the date of this Agreement	up to	Shares

On the second anniversary of the date of this Agreement	an additional	Shares

On the third anniversary of the date of this Agreement	an additional	Shares

On the fourth anniversary of the date of this Agreement	an additional	Shares

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

[Accelerated vesting on Change of Control to be determined on a grant-by-grant basis] [Notwithstanding the foregoing, in the event of a Change of Control (as defined below),      % of the Shares which would have vested in each vesting installment remaining under this Option will be vested for purposes of Section 24(B) of the Plan unless this Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan.

Change of Control means the occurrence of any of the following events:

(i) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii) Merger/Sale of Assets. A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of [insert grant date], or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).]

4.	TERM OF OPTION.

This Option shall terminate              years from the date of this Agreement or, if the Employee owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, five years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Employee ceases to be an employee of the Company or of an Affiliate (for any reason other than the death or Disability of the Employee or termination of the Employee’s employment for “cause”), the Option may be exercised, if it has not previously terminated, within three months after the date the Employee ceases to be an employee of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment.

If the Employee ceases to be an employee of the Company or of an Affiliate but continues after termination of employment to provide service to the Company or an Affiliate as a consultant, this Option shall continue to vest in accordance with Section 3 above as if this Option had not terminated until the Employee is no longer providing services to the Company. In such case, this Option shall automatically convert and be deemed a Non-Qualified Option as of the date that is three months from termination of the Employee’s employment and this Option shall continue on the same terms and conditions set forth herein until such Employee is no longer providing service to the Company or an Affiliate.

Notwithstanding the foregoing, in the event of the Employee’s Disability or death within three months after the termination of employment, the Employee or the Employee’s Survivors may exercise the Option within one year after the date of the Employee’s termination of employment, but in no event after the date of expiration of the term of the Option.

In the event the Employee’s employment is terminated by the Employee’s employer for “cause”, the Employee’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Employee is notified his or her employment is terminated for “cause,” and this Option

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shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Employee’s termination as an employee, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Employee’s termination, the Employee engaged in conduct which would constitute “cause,” then the Employee shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Employee, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Employee’s termination of employment or, if earlier, within the term originally prescribed by the Option. In such event, the Option shall be exercisable:

(a) to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Employee not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Employee while an employee of the Company or of an Affiliate, the Option shall be exercisable by the Employee’s Survivors within one year after the date of death of the Employee or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:

(x) to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Employee not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Employee’s date of death.

5.	METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 9 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

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7.	NON-ASSIGNABILITY.

The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution. The Option shall be exercisable, during the Employee’s lifetime, only by the Employee (or, in the event of legal incapacity or incompetency, by the Employee’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.	NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Employee shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Employee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.	ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. [; provided, however, that in the event of a Change of Control (as defined in Section 3 above)             % of the Shares which would have vested in each vesting installment remaining under this Option will be vested for purposes of Section 25(B) of the Plan.]

10.	TAXES.

The Employee acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Employee’s responsibility.

In the event of a Disqualifying Disposition (as defined in Section 15 below) or if the Option is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Company may withhold from the Employee’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Employee on exercise of the Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount under-withheld.

11.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

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“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.	RESTRICTIONS ON TRANSFER OF SHARES.

12.1 The Employee agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Employee is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Employee has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.2 The Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13.	NO OBLIGATION TO EMPLOY.

The Company is not by the Plan or this Option obligated to continue the Employee as an employee of the Company or an Affiliate. The Employee acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Employee’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

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14.	OPTION IS INTENDED TO BE AN ISO.

The parties each intend that the Option be an ISO so that the Employee (or the Employee’s Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code. Any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. Nonetheless, if the Option is determined not to be an ISO, the Employee understands that neither the Company nor any Affiliate is responsible to compensate him or her or otherwise make up for the treatment of the Option as a Non-Qualified Option and not as an ISO. The Employee should consult with the Employee’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

Notwithstanding the foregoing, to the extent that the Option is not deemed to be an ISO pursuant to Section 422(d) of the Code because the aggregate fair market value (determined as of the date hereof) of any of the Shares with respect to which this ISO is granted becomes exercisable for the first time during any calendar year in excess of $100,000, the portion of the Option representing such excess value shall be treated as a Non-Qualified Option and the Employee shall be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.

15.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Employee was granted the Option or (b) one year after the date the Employee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

16.	NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

EnerNOC, Inc.
Attn: Chief Financial Officer 101 Federal Street, Suite 1100 Boston, MA 02110

If to the Employee:

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or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

17.	GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Suffolk County, Massachusetts or the federal courts of the United States for the District of Massachusetts.

18.	BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

19.	ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

20.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

21.	WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

22.	DATA PRIVACY.

By entering into this Agreement, the Employee: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his or her hand, all as of the day and year first above written.

ENERNOC, INC.

By:
Name
Title

Employee

8

Exhibit A

NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

TO: EnerNOC, Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Incentive Stock Option to purchase                 shares (the “Shares”) of the common stock, $.001 par value, of EnerNOC, Inc. (the “Company”), at the exercise price of $             per share, pursuant to and subject to the terms of that certain Incentive Stock Option Agreement between the undersigned and the Company dated                     , 200  .

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and                                                          , as joint tenants with right of survivorship,

at the following address:

________________________________________

________________________________________

________________________________________

A-1

My mailing address for shareholder communications, if different from the address listed above, is:

________________________________________

________________________________________

________________________________________

Very truly yours,

Employee (signature)

Print Name

Date

Social Security Number

A-2

NON-QUALIFIED STOCK OPTION AGREEMENT

ENERNOC, INC.

AGREEMENT made as of the         day of 200    , between EnerNOC, Inc. (the “Company”), a Delaware corporation,                 , and                 (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $.001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s Amended and Restated 2007 Employee, Director and Consultant Stock Plan (the “Plan”);

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be a Non-Qualified Option.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	GRANT OF OPTION.

The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of                 Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2.	PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $             per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”). Payment shall be made in accordance with Paragraph 9 of the Plan.

3.	EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:

On the first anniversary of the date of this Agreement	up to	Shares

On the second anniversary of the date of this Agreement	an additional	Shares

On the third anniversary of the date of this Agreement	an additional	Shares

On the fourth anniversary of the date of this Agreement	an additional	Shares

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

[Accelerated vesting on Change of Control to be determined on a grant-by-grant basis] [Notwithstanding the foregoing, in the event of a Change of Control (as defined below),        % of the Shares which would have vested in each vesting installment remaining under this Option will be vested for purposes of Section 24(B) of the Plan unless this Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan.

Change of Control means the occurrence of any of the following events:

(i) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii) Merger/Sale of Assets. A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of [insert grant date], or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).]

4.	TERM OF OPTION.

This Option shall terminate              years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Participant ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than the death or Disability of the Participant or termination of the Participant for “cause”, the Option may be exercised, if it has not previously terminated, within three months after the date the Participant ceases to be an employee, director or consultant of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of service.

Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three months after the termination of service, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

In the event the Participant’s service is terminated by the Company or an Affiliate for “cause”, the Participant’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Participant is notified his or her service is terminated for “cause,” and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause,” then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination of service or, if earlier, within the term originally prescribed by the Option. In such event, the Option shall be exercisable:

(a) to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

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(b) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Participant while an employee, director or consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:

(x) to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

5.	METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 9 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.	NON-ASSIGNABILITY.

The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided above in this paragraph, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

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8.	NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.	ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. [; provided, however, that in the event of a Change of Control (as defined in Section 3 above)         % of the Shares which would have vested in each vesting installment remaining under this Option will be vested for purposes of Section 25(B) of the Plan.]

10.	TAXES.

The Participant acknowledges that upon exercise of the Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement. The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility.

The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

11.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

4

(b) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.	RESTRICTIONS ON TRANSFER OF SHARES.

12.1 The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.2 The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13.	NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate. The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

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14.	NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

EnerNOC, Inc.
Attn: Chief Financial Officer
101 Federal Street, Suite 1100 Boston, MA 02110

If to the Participant:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.	GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State of Delaware without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Suffolk County, Massachusetts or the federal courts of the United States for the District of Massachusetts.

16.	BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.	ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

18.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

19.	WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall

6

constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.	DATA PRIVACY.

By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

ENERNOC, INC.

By:
Name
Title

Participant

8

Exhibit A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

TO: EnerNOC, Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase                 shares (the “Shares”) of the common stock, $.001 par value, of EnerNOC, Inc. (the “Company”), at the exercise price of $             per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated             , 200    .

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and                     , as joint tenants with right of survivorship,

at the following address:

__________________________________________

__________________________________________

__________________________________________

A-1

My mailing address for shareholder communications, if different from the address listed above, is:

___________________________________

___________________________________

___________________________________

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number

A-2

RESTRICTED STOCK AGREEMENT

ENERNOC, INC.

AGREEMENT made as of                      (the “Grant Date”), between EnerNOC, Inc. (the “Company”), a Delaware corporation, and                      (the “Participant”).

WHEREAS, the Company has adopted the EnerNOC, Inc. Amended and Restated 2007 Employee, Director and Consultant Stock Plan (the “Plan”) to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant shares of the Company’s common stock, $.001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms of Grant. The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement,                      of the Company’s Common Stock (such shares, subject to adjustment pursuant to Section 24 of the Plan and Subsection 2.1(h) hereof, the “Granted Shares”) at a purchase price of $.001 per share (the “Purchase Price”), receipt of which is hereby acknowledged by the Participant’s prior service to the Company and which amount will be reported as income on the Participant’s W-2 for this calendar year.

2.1. Forfeiture Provisions.

(a) Lapsing Forfeiture Right. In the event that for any reason the Participant is no longer an employee, director or consultant of the Company or an Affiliate prior to                      (the “Termination”), the Participant (or the Participant’s Survivor) shall, on the date of Termination, immediately forfeit to the Company (or its designee) all of the Granted Shares which have not yet lapsed in accordance with the schedule set forth below (the “Lapsing Forfeiture Right”).

The Company’s Lapsing Forfeiture Right is as follows:

(i) If the Participant’s Termination is prior to                     , all of the Granted Shares shall be forfeited to the Company.

(ii) If the Participant’s Termination is on or after                     , but prior to                     , 75% of the Granted Shares shall be forfeited to the Company (rounded up to the next highest whole number of shares), provided that 6.25% of the Granted Shares shall no longer be subject to the Lapsing Forfeiture Right on the 1st of each quarter after                     , and until                     .

(b) Effect of Termination for Disability or upon Death. The following rules apply if the Participant’s Termination is by reason of Disability or death: to the extent the Company’s Lapsing Forfeiture Right has not lapsed as of the date of Disability or death, as case may be, the Participant shall forfeit to the Company any or all of the Granted Shares subject to such Lapsing Forfeiture Right; provided, however, that the Company’s Lapsing Forfeiture Right shall be deemed to have lapsed to the extent of a pro rata portion of the Granted Shares through the date of Disability or death, as would have lapsed had the Participant not become Disabled or died, as the case may be. The proration shall be based upon the number of days accrued in such current vesting period prior to the Participant’s date of Disability or death, as the case may be.

(c) Effect of a For Cause Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or an Affiliate terminates the Participant’s employment or service for “cause” (as defined in the Plan) or in the event the Administrator determines, within one year after the Participant’s termination, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct that would constitute “cause,” all of the Granted Shares then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for “cause” or that he or she engaged in conduct which would constitute “cause”.

(d) [INTENTIONALLY OMITTED]

(e) Escrow. The certificates representing all Granted Shares acquired by the Participant hereunder which from time to time are subject to the Lapsing Forfeiture Right shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(e). The Company shall promptly release from escrow and deliver to the Participant a certificate for the whole number of Granted Shares, if any, as to which the Company’s Lapsing Forfeiture Right has lapsed. In the event of forfeiture to the Company of Granted Shares subject to the Lapsing Forfeiture Right, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so forfeited. Any cash or securities distributed in respect of the Granted Shares held in escrow, including, without limitation, ordinary cash dividends or shares issued as a result of stock splits, stock dividends or other recapitalizations (“Retained Distributions”), shall also be held in escrow in the same manner as the Granted Shares and all Retained Distributions shall be forfeited to the Company or released from escrow and delivered to the Participant, as the case may be, at such time and in such manner as the Granted Shares to which such Retained Distributions so relate. All ordinary cash dividends retained hereunder shall, during the period in which such dividends are retained by the Company, be deposited into an account at a financial institution selected by the Company, which shall not be required to bear interest or be segregated in a separate account.

(f) Prohibition on Transfer. The Participant recognizes and agrees that all Granted Shares and Retained Distributions which are subject to the Lapsing Forfeiture Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Participant, with the approval of the Administrator, may transfer the Granted Shares and Retained Distributions for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Participant. The Company shall not be required to transfer any Granted Shares or Retained Distributions on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection

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2.1(f), or to treat as the owner of such Granted Shares or Retained Distributions, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares or Retained Distributions shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(f).

(g) Failure to Deliver Granted Shares to be Forfeited. In the event that the Granted Shares to be forfeited to the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(e) above or otherwise and the Participant or the Participant’s Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(h) Adjustments. The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Granted Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

2.2 General Restrictions on Transfer of Granted Shares.

(a) The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 90 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(b) The Participant acknowledges and agrees that neither the Company nor, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the Securities Act of 1933, as amended.

4. Rights as a Stockholder. The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein, including pursuant to Section 2.1(e) hereof and in the Plan.

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5. Legend. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of                      with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

6. Incorporation of the Plan. The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

7. Tax Liability of the Participant and Payment of Taxes.

(a) The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Forfeiture Right, shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

(b) In connection with such obligation of the Participant to pay the amount of any tax required to be withheld by the Company, the Participant hereby authorizes any required forfeiture and withholding from the Granted Shares issued to Participant and/or otherwise agrees to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with the Granted Shares (the “Withholding Taxes”). The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to the Granted Shares by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to Participant by the Company; (ii) causing Participant to tender a cash payment; (iii) permitting or requiring the Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “Broker”) whereby Participant irrevocably elects to sell a portion of the Granted Shares to be delivered in connection with the release from the Lapsing Forfeiture Right to satisfy the Withholding Taxes and whereby the Broker irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) causing shares of Common Stock to be forfeited by the Participant and withholding such forfeited shares of Common Stock from the Granted Shares in connection with the release from the Lapsing Forfeiture Right with a fair market value (as determined pursuant to clause (c) below) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so forfeited and withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. In connection with clause (iii), Participant shall execute any such documents requested by Broker in order to effectuate the sale of the Granted Shares and payment of the Withholding Taxes to the Company.

(c) Upon execution of this Agreement, the Participant may file an election under Section 83 of the Code in substantially the form attached as Exhibit B. The Participant acknowledges that if he does not file such an election, as the Granted Shares are released from the Lapsing Forfeiture Right in

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accordance with Section 2.1, the Participant will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant. The Participant has been given the opportunity to obtain the advice of his or her tax advisors with respect to the tax consequences of the purchase of the Granted Shares and the provisions of this Agreement.

(d) The Company shall not deliver any of the Granted Shares until the Withholding Taxes have been satisfied with respect to such Granted Shares.

8. Equitable Relief. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9. No Obligation to Maintain Relationship. The Company is not by the Plan or this Agreement obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate. The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing repurchase or forfeiture right, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

EnerNOC, Inc.
Attn: Chief Financial Officer
101 Federal Street, Suite 1100
Boston, MA 02110

If to the Employee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

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11. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Suffolk County, Massachusetts or the federal courts of the United States for the District of Massachusetts.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16. Consent of Spouse/Domestic Partner. If the Participant has a spouse or domestic partner as of the date of this Agreement, the Participant’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Participant subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

17. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ENERNOC, INC.

By:
Print Name:
Title:

Participant:

By:
Print Name:
Title:

8

EXHIBIT A

CONSENT OF SPOUSE/DOMESTIC PARTNER

I,                                 , spouse or domestic partner of                                 , acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of                      (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Forfeiture Right in favor of EnerNOC, Inc. (the “Company”) and that, accordingly, I may be required to forfeit to the Company any or all of the Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

I agree to the Lapsing Forfeiture Right described in the Agreement and I hereby consent to the forfeiture of the Granted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Granted Shares with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the          day of                 , 20    .

Print name:

A-1

EXHIBIT B

Election to Include Gross Income in Year

of Transfer Pursuant to Section 83(b)

of the Internal Revenue Code of 1986, as amended

In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby elects to include in his gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

The following sets for the information required in accordance with the Code and the regulations promulgated hereunder:

1.	The name, address and social security number of the undersigned are:

Name:

Address:

Social Security No.:

2.	The description of the property with respect to which the election is being made is as follows:

                     (            ) shares (the “Shares”) of Common Stock, $.001 par value per share, of EnerNOC, Inc., a Delaware corporation (the “Company”).

3.	This election is made for the calendar year , with respect to the transfer of the property to the Taxpayer on .

4.	Description of restrictions: The property is subject to the following restrictions:

In the event taxpayer’s employment with the Company or an Affiliate is terminated, the taxpayer shall forfeit the Shares as set forth below:

A.	If the termination takes place on or prior to all of the Shares will be forfeited.

B.	If the termination takes place after , 20 , the number of Shares forfeited shall be ( ) Shares less ( ) Shares for each full twelve (12) month period elapsed after , 20 if the taxpayer is employed by the Company or an Affiliate.

5.	The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $ per Share.

6.	The amount paid by taxpayer for said property was $ per Share.

7.	A copy of this statement has been furnished to the Company.

Signed this          day of                 , 200  .

Print Name:

B-1

RESTRICTED STOCK UNIT AGREEMENT

ENERNOC, INC.

This Restricted Stock Unit Agreement is made as of the              day of             , 20     (the “Grant Date”), by and between EnerNOC, Inc., a Delaware corporation having its principal place of business at 101 Federal Street, Suite 1100, Boston, Massachusetts 02110 (the “Company”), and                         (the “Participant”).

WHEREAS, the Company has adopted the Amended and Restated 2007 Employee, Director and Consultant Stock Plan (the “Plan”) to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant restricted stock units (“RSUs”) related to the Company’s common stock, $.001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Award. The Company hereby grants to the Participant an aggregate of RSUs (the “Award”) which represents a contingent entitlement of the Participant to receive shares of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. Vesting of Award.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as follows provided that the Participant remains continuously employed by the Company or an Affiliate through the applicable vesting date:

Number of RSUs	Vesting Date
25% of the RSUs	On the first anniversary of the Grant Date

An additional % of the RSUs rounded down to the nearest whole share	On the first day of each following the first anniversary of the Grant Date of this Agreement for

[Accelerated vesting on Change of Control to be determined on a grant-by-grant basis.] [Notwithstanding the foregoing, in the event of a Change of Control (as defined below),     % of the RSUs which would have vested in each vesting installment remaining under this Award will be vested for purposes of Section 24(b) of the Plan unless this Award has otherwise expired or been terminated pursuant to its terms or the terms of the Plan.

Change of Control means the occurrence of any of the following events:

(i)	Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii)	Merger/Sale of Assets. A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)	Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of [insert grant date], or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).]

On the vesting date set forth above, the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the number of RSUs set forth opposite such vesting date provided that the Participant is employed by the Company or an Affiliate on such vesting date. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant in accordance with this Agreement and the Plan and as required to comply with Section 409A of the Code. Notwithstanding the foregoing, if the Participant is as of the vesting date a “specified employee” (as defined under Section 409A of the Code) then such payment of shares of Common Stock, if required by Section 409A of the Code, will be made six months after the date of such Separation from Service (as defined in Section 409A of the Code).

Except as otherwise set forth in this Agreement, if the Participant ceases to be employed for any reason by the Company or an Affiliate prior to a vesting date, then as of the date on which the Participant’s employment terminates, all unvested RSUs subject to this Award shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

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3. Prohibitions on Transfer and Sale.

This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company’s securities without receipt of consideration) shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant’s lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant’s guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

4. Adjustments. The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock issued hereunder shall be sold in accordance with the requirements of the Securities Act of 1933, as amended.

6. Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

7. Tax Liability of the Participant and Payment of Taxes.

The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that the Participant will owe taxes at each vesting date on the portion of the Award then vested and the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. In connection with the foregoing, the Participant agrees that if an arrangement to pay the withholding obligation in cash has not been received by the Company prior to a vesting date, the Company shall authorize a registered broker (the “Broker”) to sell on such vesting date such number of shares of Common Stock otherwise deliverable to the Participant on vesting of the Award as the Company instructs the Broker to sell to satisfy the Company’s withholding obligation, after deduction of the Broker’s commission, and the Broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by Broker in order to effectuate the sale of the shares of Common Stock and payment of the withholding obligation to the Company. The Company shall not deliver any shares of Common Stock to the Participant until all withholdings have been made.

8. Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a) The Company is not by the Plan or this Award obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate.

(b) The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

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(c) The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d) The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and purchase price, if any.

(e) The value of this Award is an extraordinary item of compensation outside of the scope of any employment. As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f) The Participant authorizes his or her employer to furnish the Company (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of the Award and the administration of the Plan, and the Participant waives any data privacy rights he or she may have with respect to such information or the sharing of such information.

9. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company at the principal business office listed on the first page of this Agreement.

If to the Participant at the address set forth in the Company’s employment directory, or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

10. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Suffolk County, Massachusetts or the federal courts of the United States for the District of Massachusetts.

12. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

13. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

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No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

14. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

15. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Agreement as of the day and year first above written.

ENERNOC, INC.

By:
Name:
Title:

Participant:

Print Name:

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ENERNOC, INC.

EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

HMRC APPROVED SUB PLAN FOR UK EMPLOYEES

(“THE UK SUB-PLAN”)

Adopted by the Board of Directors on: 2 June 2010

Approved by HMRC on: 16 September 2010

HMRC reference no: X 105704

Alder Castle

10 Noble Street

London EC2V 7QJ

Tel: +44 (0)20 7645 2400

Fax: +44 (0)20 7645 2424

ENERNOC, INC.

2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

HMRC APPROVED SUB-PLAN FOR UK EMPLOYEES

(“‘THE UK SUB-PLAN”)

1.	GENERAL

This supplement to the EnerNOC, Inc. Amended and Restated 2007 Employee, Director and Consultant Stock Plan (“the Plan”) sets out the HMRC Sub-Plan for UK Employees (“the UK Sub-Plan”).

2.	ESTABLISHMENT OF UK SUB-PLAN

EnerNOC Inc. (“the Company”) has established the UK Sub-Plan under Paragraph 4(g) of the Plan, which authorises the Administrator to establish sub-plans to the Plan.

3.	PURPOSE OF UK SUB-PLAN

The purpose of the UK Sub-Plan is to enable the grant to, and subsequent exercise by, employees and directors in the United Kingdom, on a tax favoured basis, of options to acquire shares in the Company under the Plan.

4.	HMRC APPROVAL OF UK SUB-PLAN

The UK Sub-Plan is intended to be approved by HMRC under Schedule 4 to ITEPA 2003.

5.	RULES OF UK SUB-PLAN

The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this supplement, form the rules of the UK Sub-Plan. In the event of any conflict between the rules of the Plan and this supplement, the supplement shall prevail.

6.	RELATIONSHIP OF UK SUB-PLAN TO PLAN

The UK Sub-Plan shall form part of the Plan and not a separate and independent plan.

7.	INTERPRETATION

In the UK Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

Acquiring Company	a company which obtains Control of the Company in the circumstances referred to in rule 26;

Approval Date	the date on which the UK Sub-Plan is approved by HMRC under Schedule 4;

Associate	the meaning given to that expression by paragraph 12 of Schedule 4;

Associated Company	the meaning given to that expression by paragraph 35 of Schedule 4;

Constituent Company	any of the following:

(a) the Company; and

(b) any Eligible Company nominated by the Administrator to be a Constituent Company at the relevant time.

Control	the meaning given to that word by Section 719 of ITEPA 2003 and “Controlled” shall be construed accordingly;

Date of Grant	the date on which the Administrator determines to grant an Option to an Eligible Employee;

Eligible Company	any company of which the Company has Control, including any jointly owned company (as defined in paragraph 34 of Schedule 4):

(a) which is treated as being under the Company’s Control under paragraph 34 of Schedule 4; and

(b) which is not excluded from being a Constituent Company under paragraph 34(4) of Schedule 4;

Eligible Employee	any Employee who:

(a) does not have a Material Interest (either on his own or together with one or more of his Associates), and has not had such an interest in the last 12 months; and

(b) has no Associate or Associates which has or (taken together) have a Material Interest, or had such an interest in the last 12 months; and

(c) is either:

(i) not a director of any Constituent Company; or

(ii) a director of a Constituent Company who is required to devote at least 25 hours per week (excluding meal breaks) to his duties;

Employee	an employee of a Constituent Company;

HMRC	Her Majesty’s Revenue and Customs;

ICTA 1988	The Income and Corporation Taxes Act 1988;

ITEPA 2003	The Income Tax (Earnings and Pensions) Act 2003;

Key Feature	any provision of the UK Sub-Plan which is necessary to meet the requirements of Schedule 4;

Market Value	(a) in the case of an Option granted under the UK Sub-Plan:

(i)      if at the relevant time the Shares are listed on the London or New York Stock Exchange the mean between the highest and lowest reported sale prices of a Share on the London or New York Stock Exchange, as reported in the Financial Times or Wall Street Journal respectively, for the Date of Grant;

(ii)     if paragraph (i) does not apply, the market value of a Share as determined in accordance with Part V111 of the Taxation of Chargeable Gains Act 1992 and agreed in advance with HMRC Shares and Assets Valuation on the Date of Grant of the Option or such earlier date or dates as may be agreed in advance with the Shares and Assets Valuation of HMRC;

(b)   in the case of an option granted under any other share option scheme, the market value of an ordinary share in the capital of the Company determined under the rules of such scheme for the purpose of the grant of the option;

Material Interest	the meaning given to that expression by paragraph 9 of Schedule 4;

New Option	an option granted by way of exchange under rule 26.1;

New Shares	the shares subject to a New Option referred to in rule 26. l;

Option	a subsisting right to acquire Shares granted under the UK Sub-Plan;

Optionee	an individual who holds an Option or, where the context permits, his legal personal representatives;

Option Agreement	a written agreement between the Company and Optionee evidencing the terms of an individual Option grant, subject to the terms and conditions of the UK Sub-Plan;

Ordinary Share Capital	the meaning given to that expression by paragraph 16 of Schedule 4;

Schedule 4	Schedule 4 to ITEPA 2003;

Share	Common Stock of the Company, par value $.001 per share;

Taxable Event	the exercise of an Option which may give rise to liabilities for income tax and national insurance contributions (or their equivalents in any other jurisdiction);

Tax Liability	the pounds sterling total of:

(a)   any PAYE income tax and primary class 1 (employee) national insurance contributions (or any similar liability to withhold amounts in respect of income tax or social security contribution in any jurisdiction) that the Company or any employer (or former employer) of an Optionee is liable to account for as a result of any Taxable Event; and

(b) if:

(i) such amounts may be lawfully recovered from the relevant Optionee; and

(ii) the relevant Option includes the requirement specified in rule 22.3,

any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) that the Company or any employer (or former employer) of an Optionee is liable to pay as a result of any Taxable Event.

In this supplement, unless the context otherwise requires:

(a)	words and expressions not defined above have the same meanings as are given to them in the Plan;

(b)	the rule headings are inserted for ease of reference only and do not affect their interpretation;

(c)	a reference to a rule is a reference to a rule in this supplement;

(d)	the singular includes the plural and vice-versa and the masculine includes the feminine; and

(e)	a reference to a statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

8.	COMPANIES PARTICIPATING IN UK SUB-PLAN

The companies participating in the UK Sub-Plan shall be each a Constituent Company.

9.	SHARES USED IN UK SUB-PLAN

The Shares shall form part of the Ordinary Share Capital of the Company which satisfy the conditions specified in paragraphs 16-20 inclusive of Schedule 4.

10.	GRANT OF OPTIONS

An option granted under the UK Sub-Plan shall be granted under and subject to the rules of the Plan as modified by this supplement.

11.	IDENTIFICATION OF OPTIONS

An Option Agreement issued in respect of an Option shall expressly state that it is issued in respect of an Option. An option which is not so identified shall not constitute an Option.

12.	CONTENTS OF OPTION AGREEMENT

An Option Agreement issued in respect of an Option shall state:

(a)	that it is issued in respect of an Option;

(b)	the date of grant of the Option;

(c)	the number of Shares subject to the Option;

(d)	the exercise price under the Option;

(e)	any performance target or other condition imposed on the exercise of the Option;

(f)	the date(s) on which the Option will ordinarily become exercisable; and

(g)	the period during which an Option shall remain exercisable following termination of employment.

13.	EARLIEST DATE FOR GRANT OF OPTIONS

An Option may not be granted earlier than the Approval Date.

14.	PERSONS TO WHOM OPTIONS MAY BE GRANTED

An Option may not be granted to an individual who is not an Eligible Employee at the Date of Grant.

For the avoidance of doubt and notwithstanding Paragraph 5 of the Plan, an Option may not be granted under the UK Sub-Plan to a consultant or advisor.

If an Eligible Employee’s status changes to that of consultant or advisor, this shall be regarded as a termination of employment for the purposes of the UK Sub-Plan.

15.	OPTIONS NON TRANSFERABLE

An Option shall be personal to the Eligible Employee to whom it is granted and, subject to rule 25, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Optionee purports to transfer, charge or otherwise alienate the Option.

Paragraph 12 of the Plan shall be construed accordingly.

16.	LIMIT ON NUMBER OF SHARES PLACED UNDER OPTION UNDER UK SUB-PLAN

For the avoidance of doubt, Shares placed under Option under the UK Sub-Plan shall be taken into account for the purpose of Paragraph 3(a) of the Plan.

17.	HMRC LIMIT (£30,000)

17.1	Notwithstanding Paragraph 6a. of the Plan, an Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the shares subject to all outstanding options granted to him under the UK Sub-Plan or any other share option scheme established by the Company or an Associated Company and approved by the HMRC under Schedule 4 would exceed sterling £30,000 or such other limit as may from time to time be specified in paragraph 6 of Schedule 4. For this purpose, the United Kingdom sterling equivalent of the market value of a share on any day shall be determined by taking the spot sterling/dollar exchange rate for that day as shown in the Financial Times.

17.2	If the grant of an Option would otherwise cause the limit in rule 17.1 to be exceeded, it shall take effect as the grant of an Option under the UK Sub-Plan over the highest number of Shares which does not cause the limit to be exceeded.

18.	EXERCISE PRICE UNDER OPTIONS

Notwithstanding Paragraph 6(a)(i) of the Plan, the amount payable per Share on the exercise of an Option shall not be less than the Market Value of a Share on the Date of Grant and shall be stated on the Date of Grant.

19.	PERFORMANCE TARGET OR OTHER CONDITION IMPOSED ON EXERCISE OF OPTION

19.1	Any performance target or other condition imposed on the exercise of an Option under Paragraph 4d. of the Plan shall be:

(a)	objective;

(b)	such that, once satisfied, the exercise of the Option is not subject to the discretion of any person; and

(c)	stated on the Date of Grant.

19.2	If an event occurs as a result of which the Administrator considers that a performance target or other condition imposed on the exercise of an Option is no longer appropriate and amends or modifies under Paragraph 4e. of the Plan the performance target or condition, such amendment or modification shall:

(a)	be fair and reasonable in the circumstances; and

(b)	produce a measure of performance that is no more difficult to satisfy than the original.

20.	EXERCISE OF OPTIONS BY LEAVERS

The period during which an Option shall remain exercisable following termination of employment, shall be stated at grant in the Option Agreement, which period may not thereafter be altered.

21.	LATEST DATE FOR EXERCISE OF OPTIONS

The period during which an Option shall remain exercisable shall be stated in the Option Agreement and any Option not exercised by that time shall lapse immediately.

22.	TAX LIABILITIES

22.1	The definitions in this rule 22.1 apply in this rule 22.

Employer NICs: Secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) which are included in any Tax Liability (or which would be included in any Tax Liability if an election of the type referred to in rule 22.3(b) had not been made) and which may be lawfully recovered from the Optionee.

Sufficient Shares: the smallest number of Shares which, when sold following the exercise of an Option, will produce an amount in pounds sterling at least equal to the relevant Tax Liability (after deduction of brokerage and any other charges or taxes on the sale).

22.2	Each Option shall include a requirement that the Optionee irrevocably agrees to:

(a)	pay to the Company, his employer or former employer (as appropriate) the amount of any Tax Liability; or

(b)	enter into arrangements to the satisfaction of the Company, his employer or former employer (as appropriate) for payment of any Tax Liability.

22.3	Unless the Constituent Company which employs the relevant Eligible Employee directs that it shall not, each Option shall include a requirement that the Optionee agrees that:

(a)	the Company, his employer or former employer (as appropriate) may recover the whole or any part of any Employer NICs from the Optionee; or

(b)	at the request of the Company, his employer or former employer, the Optionee shall elect (using a form approved by HMRC) that the whole or any part of the liability for Employer NICs shall be transferred to the Optionee.

An Optionee’s employer or former employer may decide to release the Optionee from, or not to enforce, any part of the Optionee’s obligations in respect of Employer NICs under rule 22.2 and rule 22.3.

22.4	If an Optionee does not fulfil his obligations under rule 22.2(a) or rule 22.2(b) in respect of any Tax Liability arising from the exercise of an Option within seven days after the date of exercise and Shares are readily saleable at that time, the Company shall withhold Sufficient Shares from the Shares which would otherwise be delivered to the Optionee. From the net proceeds of sale of those withheld Shares, the Company shall pay to the employer or former employer an amount equal to the Tax Liability and shall pay any balance to the Optionee.

23.	MANNER OF PAYMENT FOR SHARES ON EXERCISE OF OPTIONS

The amount due on the exercise of an Option shall be paid in cash or by cheque or banker’s draft and may be paid out of funds provided to the Optionee on loan by a bank, broker or other person. Notwithstanding the wording in Paragraph 9(b)-(f) of the Plan, the amount may not be paid by the transfer to the Company of Shares or any other shares or securities.

The amount due on the exercise of the Option, including the option price and any withholding taxes due may be satisfied by a broker assisted cashless exercise procedure provided that this has been agreed with HMRC.

24.	ISSUE OR TRANSFER OF SHARES ON EXERCISE OF OPTIONS

Subject only to compliance by the Optionee with the rules of the UK Sub-Plan and to any delay necessary to complete or obtain:

(a)	the listing of the Shares on any stock exchange on which Shares are then listed;

(b)	such registration or other qualification of the Shares under any applicable law, rule or regulation as the Company determines is necessary or desirable;

the Company shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of an Option, issue or transfer to the Optionee, or procure the issue or transfer to the Optionee of, the number of Shares specified in the notice of exercise and shall deliver to the Optionee, or procure the delivery to the Optionee of, a stock certificate in respect of such Shares together with, in the case of the partial exercise of an Option, an Option Agreement in respect of, or the original Option Agreement endorsed to show, the unexercised part of the Option, SAVE THAT the exercise of an Option will only be permitted if at the date of exercise the Optionee is compliant with paragraphs (a) and (b) of definition of Eligible Employee.

The second section of Paragraph 9 of the Plan shall be construed accordingly.

25.	DEATH OF OPTIONEE

If an Optionee dies, his personal representatives shall be entitled to exercise his Options for the period specified in the Option Agreement, which shall in no event be later than the twelve month period following his death. If not so exercised, the Options shall lapse immediately.

26.	CHANGE IN CONTROL OF COMPANY

26.1	Exchange of Options

If a company (“Acquiring Company”) obtains Control of the Company:

(a)	as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(b)	as a result of making a general offer to acquire all the shares in the Company of the same class as the Shares; or

(c)	in circumstances covered by US legislation which HMRC accepts are closely comparable in purpose and effect to the provisions of Section 899 or Sections 979 to 982 of the UK Companies Act 2006.

an Optionee may, at any time during the period set out in rule 26.2, by agreement with the Acquiring Company, release his Option in whole or in part in consideration of the grant to him of a new option (“New Option”) which is equivalent to the Option but which relates to shares (“New Shares”) in:

(d)	the Acquiring Company;

(e)	a company which has Control of the Acquiring Company; or

(f)	a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

26.2	Period allowed for exchange of Options

The period referred to in rule 26.1 is the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

26.3	Meaning of “equivalent”

The New Option shall not be regarded for the purpose of this rule 26 as equivalent to the Option unless:

(a)	the New Shares satisfy the conditions specified in paragraphs 15 to 20 inclusive of Schedule 4; and

(b)	save for any performance target or other condition imposed on the exercise of the Option, the New Option will be exercisable in the same manner as the Option and subject to the provisions of the UK Sub-Plan as it had effect immediately before the release of the Option; and

(c)	the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is equal to the total market value, immediately after the grant of the New Option, of the New Shares (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

(d)	the total amount payable by the Optionee for the acquisition of the New Shares under the New Option is equal to the total amount that would have been payable by the Optionee for the acquisition of the Shares under the Option.

26.4	Date of grant of New Option

The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.

26.5	Application of UK Sub-Plan to New Option

In the application of the UK Sub-Plan to the New Option, where appropriate, references to “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively, save that in the definition of “Administrator” the reference to “Company” shall be read as if it were reference to EnerNOC, Inc.

26.6	Interaction with Paragraph 24b. of the Plan

(a)	Reference in Paragraph 24b.(i) of the Plan substituting Options, shall be disapplied for the purposes of the UK Sub-Plan.

(b)	In the event that a change of control does not fall within the definition of rule 26.1 above, or where it does, but an Acquiring Company does not agree to grant a New Option, or if a New Option would not be regarded as ‘equivalent’ in accordance with rule 26.3 above, the Administrator shall give written notice to the Optionees and any outstanding Option shall be exercisable in accordance with Paragraph 24b.(ii) of the Plan.

(c)	Reference in Paragraph 24b.(iii) of the Plan to the receipt of a cash payment, shall be disapplied for the purposes of the UK Sub-Plan.

27.	RIGHTS ATTACHING TO SHARES ISSUED ON EXERCISE OF OPTIONS

All Shares issued on the exercise of an Option shall, as to any voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Shares in issue at the date of such exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of such exercise.

28.	AMENDMENT OF UK SUB-PLAN

Notwithstanding Paragraphs 9 and 31 of the Plan, no amendment to a Key Feature of the UK Sub-Plan shall take effect until it has been approved by the HMRC.

29.	ADJUSTMENT OF OPTIONS

Notwithstanding Paragraph 24a. of the Plan, no adjustment may be made to an Option (i) without HMRC’s prior approval and (ii) in the event of a stock dividend or distribution.

30.	EXERCISE OF DISCRETION BY THE ADMINISTRATOR

In exercising any discretion which it may have under the UK Sub-Plan, the Administrator shall act fairly and reasonably.

31.	DISAPPLICATION OF CERTAIN PROVISIONS OF PLAN

The provisions of the Plan dealing with:

(a)	ISOs (defined in Paragraph 1);

(b)	Stock Grants (Paragraphs 7, 10 and 17 - 21);

(c)	Other Stock Based Awards (Paragraphs 8 and 10);

(d)	Option Conditions (Paragraph 6a.iv);

(e)	paying the purchase price through the retention of Shares by the Company (sub-paragraph (c) of Paragraph 9);

(f)	Purchase for Investment (Paragraph 22);

(g)	Fractional Shares (Paragraph 26);

(h)	Paragraph 4f. of the Plan;

(i)	action by the Administrator or the Successor Board in the second section of Paragraph 24b. in relation to the substitution or cash cancellation of options;

(j)	transferring an Option (Paragraph 12);

(k)	amending or modifying an Option (Paragraph 4e and the fourth section of Paragraph 9);

(l)	vesting acceleration (third section of Paragraph 9); and

(m)	the leaver provisions (Paragraphs 13-16),

shall not form part of, and shall be disregarded for the purposes of the UK Sub-Plan.

STOCK OPTION AGREEMENT

Stock Option Granted under HMRC Approved Sub-Plan for UK Employees

ENERNOC, INC.

AGREEMENT made as of the          day of          20    , between EnerNOC, Inc. (the “Company”), a Delaware corporation and                      (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an Option to purchase shares of its common stock, $.001 par value per share (the “Shares”), under and for the purposes set forth in the HMRC Approved Sub-Plan for UK Employees (the “UK Sub-Plan”) a sub-plan to the Company’s Amended and Restated 2007 Employee, Director and Consultant Stock Plan (the “Plan”);

WHEREAS, the Company and the Optionee understand and agree that any terms used and not defined herein have the same meanings as in the UK Sub-Plan; and

WHEREAS, the Company and the Optionee each intend that the Option granted herein shall be a Non-Qualified Option.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	GRANT OF OPTION.

The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of                 Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities laws, Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003, and in the UK Sub-Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and UK Sub-Plan.

2.	PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $             per Share which is the Market Value of a Share on the Grate Date, subject to adjustment, as provided in the UK Sub-Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”). Payment shall be made in accordance with rule 23 of the UK Sub-Plan.

3.	EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the UK Sub-Plan, the Option granted hereby shall become exercisable as follows:

On the first anniversary of the Vest date of this Agreement ( , 20):	25% of the Shares

On the first day of each quarter following the first anniversary of the Vest date of this Agreement for three years:	An additional 6.25% of the Shares rounded down to the nearest whole share

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the UK Sub-Plan.

4.	TERM OF OPTION.

This Option shall terminate ten years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the UK Sub-Plan.

If the Optionee ceases to be an employee of the Company or of a Constituent Company (for any reason including on ceasing employment with the intention of retiring, due to injury or redundancy (within the meaning of the Employment Rights Act 1996) but other than the death of the Optionee or termination of the Optionee for “cause”), the Option may be exercised, if it has not previously terminated, within three months after the date the Optionee ceases to be an employee of the Company or a Constituent Company, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of service.

Notwithstanding the foregoing, in the event of the Optionee’s death within three months after the termination of service, the Optionee’s personal representatives may exercise the Option within one year after the date of the Optionee’s death, but in no event after the date of expiration of the term of the Option.

In the event the Optionee’s service is terminated by the Company or a Constituent Company for “cause”, the Optionee’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Optionee is notified his or her service is terminated for “cause,” and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Optionee’s termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Optionee’s termination, the Optionee engaged in conduct which would constitute “cause,” then the Optionee shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

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In the event of the death of the Optionee while an employee of the Company or of a Constituent Company, the Option shall be exercisable by the Optionee’s personal representatives within one year after the date of death of the Optionee or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:

(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Optionee not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Optionee’s date of death.

5.	METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with rule 23 of the UK Sub-Plan. The Company shall deliver such Shares as soon as practicable and in any event not later than 30 days after the date of exercise of the Option after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.	NON-ASSIGNABILITY.

The Option shall not be transferable by the Optionee except for a transfer on death to the Optionee’s personal representative. Except as provided above in this paragraph, the Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee (or, in the event of legal incapacity or incompetency, by the Optionee’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

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8.	NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Optionee shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Optionee. Except as is expressly provided in the UK Sub-Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.	ADJUSTMENTS.

The UK Sub-Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits. Provisions in the UK Sub-Plan for adjustment with respect to stock subject to Options are hereby made applicable hereunder and are incorporated herein by reference.

10.	CHANGE OF CONTROL.

Rule 26 of the UK Sub-Plan sets out the circumstances, upon a change of control, under which Options may be substituted for new options in the acquiring company, and retain their tax approved status. If the provisions of this Rule are not met, the Board of Directors of the Company, will give written notice to Optionees and any outstanding Option will be exercisable in accordance with Paragraph 24b.(ii) of the Plan.

11.	TAXES.

(a) Depending on the circumstances, on exercise of the Option the Optionee may have an income tax liability under PAYE and may be required to pay national insurance contributions (NICs). If so, then:

(1) The Company or the company which employs the Optionee may require the Optionee to pay amounts in respect of PAYE and NICs liability in cash;

(2) The Optionee may be required to:

(i) pay; or

(ii) enter into a joint election to transfer; or

(iii) enter into an arrangement or agreement for the payment of,

some or all of his employer’s secondary class 1 NICs liability arising from exercise of the Option; and

(3) in some circumstances the Company may withhold the number of Shares required to meet the liabilities in respect of PAYE, primary (employee) class 1 NICs and secondary (employer) class 1 NICs.

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(b) The Option may only be exercised if the Optionee:

(1) confirms (in writing) that he agrees to the requirements of the UK Sub-Plan relating to PAYE and NICs (Rule 22). This may be done at the time of exercise; and

(2) makes any arrangements, or enter into any agreements, that may be required under Rule 22.

12.	NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by the UK Sub-Plan or this Option obligated to continue the Optionee as an employee of the Company or a Constituent Company. The Optionee acknowledges: (i) that the UK Sub-Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Optionee’s participation in the UK Sub-Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Optionee’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

13.	NOTICES.

Any notices required or permitted by the terms of this Agreement or the UK Sub-Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

EnerNOC, Inc.

Attn: Chief Financial Officer

101 Federal Street, Suite 1100

Boston, MA 02110

If to the Optionee:

_________________________________

_________________________________

_________________________________

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

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14.	GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Suffolk County, Massachusetts or the federal courts of the United States for the District of Massachusetts.

15.	BENEFIT OF AGREEMENT.

Subject to the provisions of the UK Sub-Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

16.	ENTIRE AGREEMENT.

This Agreement, together with the UK Sub-Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the UK Sub-Plan.

17.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the UK Sub-Plan.

18.	WAIVERS AND CONSENTS.

Except as provided in the UK Sub-Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

19.	DATA PRIVACY.

By entering into this Agreement, the Optionee: (i) authorizes the Company and each Constituent Company, and any agent of the Company or any Constituent Company administering the UK Sub-Plan or providing UK Sub-Plan recordkeeping services, to disclose to the Company or any of its Constituent Companies such information and data as the Company or any such Constituent Company shall request in order to facilitate the grant of options and the administration of the UK Sub-Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Constituent Company to store and transmit such information in electronic form outside of the European Economic Area.

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20.	COUNTERPARTS.

This deed may be executed in any number of counterparts. This has the same effect as if signatures on the counterparts were on a single copy of this deed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF the parties have executed this option as a deed and the Company has caused it to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a deed and sealed instrument.

By executing this agreement the Optionee accepts the foregoing option award, agrees to the terms and conditions hereof and acknowledges having received and read a copy of the Company’s 2007 Employee, Director and Consultant Stock Plan and the UK Sub-Plan and agrees to comply with the UK Sub-Plan and all applicable laws and regulations.

ENERNOC, INC.

Dated:	By:
Name:
Title:

EXECUTED as a DEED by
OPTIONEE:	By:
(Signature of Optionee)
Name:
(Printed Name of Optionee)

In the presence of:
Witness signature:

Witness name:

Witness address:

Witness occupation:

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SCHEDULE

Set forth below is a brief summary of certain UK tax consequences of exercise of the option and disposition of the Shares under the laws in effect as of 11 August 2010. THIS SUMMARY IS BASED ON THE OPTIONEE BEING RESIDENT, ORDINARILY RESIDENT AND DOMICILED IN THE UK AT GRANT, IT IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD SEEK PROFESSIONAL ADVICE BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES

(a) Exercise of Stock Option. No UK income tax will be payable on the exercise of an Option, provided the UK Sub-Plan remains approved by the HMRC and at least three years, and no more than ten years have elapsed from the Date of Grant.

(i) No UK income tax will be payable on the exercise of an Option within three years of the Date of Grant if the right to exercise arises because of the Optionee ceasing employment due to disability or redundancy (within the meaning of the Employment Rights Act 1996) and the Option is exercised within six months of leaving.

(ii) If there is a liability to income tax, the Optionee will be chargeable to income tax on (broadly) the difference between the market value of the Shares acquired and the option price paid for them. If income tax is due, it will need to be withheld by the employer under PAYE. There will also be National Insurance Contributions payable.

(b) Disposal of Shares. On a disposal of the Shares following exercise in an approved manner, capital gains tax will be payable on the difference between the price realised on sale and the exercise price of the Shares subject to certain exemptions which may be available.

On a disposal of the Shares following exercise where an income tax charge arose, capital gains tax will be payable on the difference between the price realised on sale and the value of the Shares at the date of exercise (subject to the annual exemption which may be available).

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Exhibit A

NOTICE OF EXERCISE OF STOCK OPTION GRANTED UNDER

THE HMRC APPROVED SUB-PLAN FOR UK EMPLOYEES

TO:        EnerNOC, Inc.

DATE:                20

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

1. I hereby exercise my Stock Option to purchase                 shares (the “Shares”) of the common stock, $.001 par value, of EnerNOC, Inc. (the “Company”), at the exercise price of $             per share, pursuant to and subject to the terms of that certain Stock Option Agreement between the undersigned and the Company dated                 , 20    .

2. I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

3. I enclose a cheque for $            .

4. In relation to my Income Tax and NICs Liability:

•	I believe there will be no Tax Liability.

•	I irrevocably agree to pay to the Company, my employer or former employer an amount equal to my Tax Liabilities or enter into arrangements to the satisfaction of the Company.

•	I have included payment for my Tax Liability in the enclosed cheque.

(Delete all but one of the bullet points above, as appropriate.)

5. I understand and agree that, if I do not fulfil any obligation under 4 above within seven days after the date of this exercise, the Company may retain and sell enough of the Shares to satisfy my Tax Liabilities, together with any costs arising from that sale. I shall be entitled to any balance of the sale proceeds.

6. I appoint the Company (acting by any of its directors from time to time) as my agent and attorney to sell Shares and deal with the proceeds of sale as specified in 5 above in my name and on my behalf.

The Company may appoint one or more persons to act as substitute agent(s) and attorney(s) for me and to exercise one or more of the powers conferred on the Company by this power of attorney, other than the power to appoint a substitute attorney. The Company may subsequently revoke any such appointment.

This power of attorney shall be irrevocable, save with the consent of the Company, and is given by way of security to secure the interest of the Company (for itself and as trustee under the Option on behalf of any employer or former employer of mine) as a person liable to account for or pay any relevant Tax Liabilities.

I declare that a person who deals in good faith with the Company or any substitute attorney as my attorney appointed under this deed may accept a written statement signed by that person to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

7. Please issue the Shares to me at the following address:

________________________________

________________________________

________________________________

8. My mailing address for shareholder communications, if different from the address listed above, is:

________________________________

________________________________

________________________________

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED as a DEED by
OPTIONEE:	By:
(Signature of Optionee)
Name:
(Printed Name of Optionee)

In the presence of:
Witness signature:

Witness name:

Witness address:

Witness occupation:

ENERNOC, INC.

AMENDED AND RESTATED 2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

SUB-PLAN FOR AUSTRALIAN EMPLOYEES

(“THE AUSTRALIAN SUB-PLAN”)

Adopted by the Board of Directors on November 21, 2011

ENERNOC, INC.

AMENDED AND RESTATED 2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

SUB-PLAN FOR AUSTRALIAN EMPLOYEES

(“THE AUSTRALIAN SUB-PLAN”)

1.	GENERAL

This supplement to the EnerNOC, Inc. Amended and Restated 2007 Employee, Director and Consultant Stock Plan (“the Plan”) sets out the Sub-Plan for Australian employees. (“the Australian Sub-Plan”).

2.	ESTABLISHMENT OF AUSTRALIAN SUB-PLAN

EnerNOC, Inc. (“the Company”) has established the Australian Sub-Plan under Paragraph 4(i) of the Plan, which authorizes the Administrator to establish sub-plans to the Plan.

3.	PURPOSE OF AUSTRALIAN SUB-PLAN

The purpose of the Australian Sub-Plan is to enable the Company to make Stock Grants to Australian Employees in accordance with the Plan.

4.	FUNDRAISING PROVISIONS

The Australian Sub-Plan must be operated in a manner such that each offer of Common Stock made under the Plan in Australia is made to an Australian Employee and, if the Fundraising Provisions would otherwise apply to the offer, is made in compliance with ASIC Class Order 03/184.

5.	RULES OF AUSTRALIAN SUB-PLAN

The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this supplement, form the rules of the Australian Sub-Plan. In the event of any conflict between the rules of the Plan and this supplement, the supplement shall prevail.

6.	RELATIONSHIP OF AUSTRALIAN SUB-PLAN TO PLAN

The Australian Sub-Plan shall form part of the Plan and not a separate and independent plan.

7.	INTERPRETATION

In the Australian Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

5% Condition	the condition in Paragraph 12 of this Australian Sub-Plan;

ASIC	the Australian Securities and Investments Commission;

associated body corporate	the meaning given to that term in ASIC Class Order 03/184;

Australian Employee	a person who is at the time of an offer under this Australian Sub-Plan a full or part time employee or director of the Company or an associated body corporate of the Company and located in Australia. For the avoidance of doubt, a casual employee cannot be Australian employee;

Australian Restricted Stock Agreement	the agreement so named attached to this Australian Sub-Plan;

Corporations Act	the Corporations Act 2001 (Cth);

Eligible Offer Condition	the condition in Paragraph 13 of this Australian Sub-Plan;

Fundraising Provisions	Part 6D.2, Part 6D.3 (except section 736) and Part 7.9 of the Corporations Act;

Local Entity Condition	the condition in Paragraph 11 of this Australian Sub-Plan;

Offer Document	a document prepared to comply with the Offer Document Condition which includes the matters specified in Paragraphs (a), (b) and (c) of Paragraph 10 of this Australian Sub-Plan;

Offer Document Condition	the condition in Paragraph 10 of this Australian Sub-Plan; and

Product Disclosure Statement	the meaning in section 761A of the Corporations Act.

In this supplement, unless the context otherwise requires:

(a)	words and expressions not defined above have the same meanings as are given to them in the Plan;

(b)	the rule headings are inserted for ease of reference only and do not affect their interpretation;

(c)	a reference to a rule is a reference to a rule in this supplement;

(d)	the singular includes the plural and vice-versa and the masculine includes the feminine; and

(e)	a reference to a statutory provision or other law is a reference to an Australian statutory provision or law and includes any modification, amendment or re-enactment thereof.

8.	NO ISSUE OF COMMON STOCK IN CONTRAVENTION WITH AUSTRALIAN LAW

The Company must not, and is not obliged to, offer shares of Common Stock under the Plan in contravention of the Corporations Act or any other law.

9.	ASIC CLASS ORDER 03/184 – OFFERS TO EMPLOYEES ONLY

Offers of shares of Common Stock proposed to be made by the Company in Australia must only be made to Australian Employees and, if the Fundraising Provisions would otherwise apply to the offer, in a manner that enables the Company to obtain the benefit of the relief from the Fundraising Provisions available under ASIC Class Order 03/184. Without limitation, each offer must be made in compliance with:

(a)	the Offer Document Condition;

(b)	the Local Entity Condition;

(c)	the 5% Condition; and

(d)	the Eligible Offer Condition,

but only to the extent necessary in order to enable the Company to obtain the benefit of the relief available under ASIC Class Order 03/184.

10.	OFFER DOCUMENT CONDITION

If required by Paragraph 9, the Company must provide an Offer Document to each Australian Employee that is to receive a Stock Grant pursuant to the Australian Restricted Stock Agreement which Offer Document:

(a)	includes a copy of this Plan including, to avoid doubt, the Australian Sub-Plan;

(b)	details the acquisition price either in Australian dollars or, if the acquisition price is specified in US dollars, the Australian dollar equivalent of that price at the date of the offer; and

(c)	includes an undertaking, and an explanation of the way in which, an Australian associated body corporate of the Company will, during the offer period, within a reasonable time of the Australian Employee requesting, make available to the Australian Employee the US dollar market price of Common Stock and the Australian dollar equivalent of that price.

If the Company is required to comply with the Offer Document Condition then the Company must provide a proforma of the Offer Document, and each document provided to the Australian Employee accompanying the Offer Document to ASIC not later than 7 days after the Company first provides such material to the Australian Employee.

11.	LOCAL ENTITY CONDITION

If required by Paragraph 9, the Company must comply (or, if the Company does not have a registered office in Australia, cause an associated body corporate which does have a registered office in Australia to comply) with any undertaking required to be made in the Offer Document by reason of ASIC Class Order 03/184.

12.	5% CONDITION

If required by Paragraph 9, the Company must take reasonable steps to ensure that the number of shares of Common Stock proposed to be issued or transferred under a Stock Grant when aggregated with:

(a)	the number of shares of Common Stock the subject of outstanding Stock Rights or other rights to Common Stock under the Plan; and

(b)	the number of shares of Common Stock issued or transferred to a Participant, during the 5 years prior to the offer, pursuant to the Plan or any other employee share scheme of the Company,

but disregarding:

(c)	any offer made for shares of Common Stock;

(d)	any offer of an option for the issue or transfer of shares of Common Stock; and

(e)	any shares of Common Stock issued,

by way of or as a result of:

(f)	an offer to a person situated at the time of receipt of the offer outside Australia; or

(g)	an offer that did not need disclosure to investors because of section 708 of the Corporations Act;

(h)	an offer that did not require the giving of a Product Disclosure Statement because of section 1012D of the Corporations Act; or

(i)	an offer made under a disclosure document or a Product Disclosure Statement,

does not exceed 5% of the total number of shares of issued Common Stock at the time of the proposed issue or transfer.

13.	ELIGIBLE OFFER CONDITION

If required by Paragraph 9, the Company may only offer shares of Common Stock pursuant to this Plan if, at the time of the offer, the Common Stock has been quoted on the NASDAQ or another approved foreign market for the purposes of ASIC Class Orders 03/184 throughout the 12 month period immediately before the offer without suspension for more than a total of 2 trading days during that period.

14.	COMPANIES PARTICIPATING IN AUSTRALIAN SUB-PLAN

The Australian companies participating in the Australian Sub-Plan shall each be an associate body corporate of the Company.

15.	NO RESTRICTION

Nothing in this Australian Sub-Plan restricts the Company from undertaking any activity, including the offer or issue of a Stock Right, if such offer or issue is made in compliance with the Corporations Act and other applicable Australian laws.

AUSTRALIAN RESTRICTED STOCK AGREEMENT

ENERNOC, INC.

AGREEMENT made as of the                     , 20 (the “Grant Date”), between EnerNOC, Inc. (the “Company”), a Delaware corporation, and                     (the “Participant”).

WHEREAS, the Company has adopted the EnerNOC, Inc. Amended and Restated 2007 Employee, Director and Consultant Stock Plan (the “Plan”), which includes a Sub-Plan for Australian Employees, to promote the interests of the Company by providing an incentive for employees of the Company or its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant shares of the Company’s common stock, $.001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms of Grant. The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement,                     (        ) Shares of the Company’s Common Stock (such shares, subject to adjustment pursuant to Section 25 of the Plan and Subsection 2.1(h) hereof, the “Granted Shares”) at a purchase price of $.001 per share (the “Purchase Price”), receipt of which is hereby acknowledged by the Participant’s prior service to the Company.

2.1. Forfeiture Provisions.

(a) Lapsing Forfeiture Right. In the event that for any reason the Participant is no longer an employee of the Company or an Affiliate prior to                     (the “Termination”), the Participant (or the Participant’s Survivor) shall, on the date of Termination, immediately forfeit to the Company (or its designee) all of the Granted Shares which have not yet lapsed in accordance with the schedule set forth below (the “Lapsing Forfeiture Right”).

The Company’s Lapsing Forfeiture Right is as follows:

(i) If the Participant’s Termination is prior to [the first anniversary of the Grant Date], all of the Granted Shares shall be forfeited to the Company.

(ii) If the Participant’s Termination is on or after [the first anniversary of the Grant Date], but prior to                     ,     % of the Granted Shares shall be forfeited to the Company (rounded up to the next highest whole number of shares), provided that     % of the Granted Shares shall no longer be subject to the Lapsing Forfeiture Right on the 1st of each quarter after                     and until                     .

(b) Effect of Termination for Disability or upon Death. The following rules apply if the Participant’s Termination is by reason of Disability or death: to the extent the Company’s Lapsing Forfeiture Right has not lapsed as of the date of Disability or death, as case may be, the Participant shall forfeit to the Company any or all of the Granted Shares subject to such Lapsing Forfeiture Right; provided, however, that the Company’s Lapsing Forfeiture Right shall be deemed to have lapsed to the extent of a pro rata portion of the Granted Shares through the date of Disability or death, as would have lapsed had the Participant not become Disabled or died, as the case may be. The proration shall be based upon the number of days accrued in such current vesting period prior to the Participant’s date of Disability or death, as the case may be.

(c) Effect of a For Cause Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or an Affiliate terminates the Participant’s employment or service for “cause” (as defined in the Plan) or in the event the Administrator determines, within one year after the Participant’s termination, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct that would constitute “cause,” all of the Granted Shares then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for “cause” or that he or she engaged in conduct which would constitute “cause”.

[Accelerated vesting on Change of Control to be determined on a grant-by-grant basis] [(d) Effect of Change of Control. Except as otherwise provided in Subsection 2.1(c) above, the Company’s Lapsing Forfeiture Right shall terminate, and the Participant’s ownership of all Granted Shares then owned by the Participant shall become vested in accordance with the terms and conditions set forth in Section 25(b) of the Plan.]

(e) Escrow. The certificates representing all Granted Shares acquired by the Participant hereunder which from time to time are subject to the Lapsing Forfeiture Right shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(e). The Company shall promptly release from escrow and deliver to the Participant a certificate for the whole number of Granted Shares, if any, as to which the Company’s Lapsing Forfeiture Right has lapsed. In the event of forfeiture to the Company of Granted Shares subject to the Lapsing Forfeiture Right, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so forfeited. Any cash or securities distributed in respect of the Granted Shares held in escrow, including, without limitation, ordinary cash dividends or shares issued as a result of stock splits, stock dividends or other recapitalizations (“Retained Distributions”), shall also be held in escrow in the same manner as the Granted Shares and all Retained Distributions shall be forfeited to the Company or released from escrow and delivered to the Participant, as the case may be, at such time and in such manner as the Granted Shares to which such Retained Distributions so relate. All ordinary cash dividends retained hereunder shall, during the period in which such dividends are retained by the Company, be deposited into an account at a financial institution selected by the Company, which shall not be required to bear interest or be segregated in a separate account.

(f) Prohibition on Transfer. The Participant recognizes and agrees that all Granted Shares and Retained Distributions which are subject to the Lapsing Forfeiture Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee).

(g) Failure to Deliver Granted Shares to be Forfeited. In the event that the Granted Shares to be forfeited to the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(e) above or otherwise and the Participant or the Participant’s Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(h) Adjustments. The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Granted Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

2.2 General Restrictions on Transfer of Granted Shares.

(a) The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 90 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(b) The Participant acknowledges and agrees that neither the Company nor, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the Securities Act of 1933 and the Corporations Act 2001 (Cth), each as amended, and other relevant laws.

4. Rights as a Stockholder. The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein, including pursuant to Section 2.1(e) hereof and in the Plan.

5. Legend. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of                     with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

6. Incorporation of the Plan. The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

7. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Forfeiture Right, shall be the Participant’s responsibility.

8. Equitable Relief. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9. No Obligation to Maintain Relationship. The Company is not by the Plan or this Agreement obligated to continue the Participant as an employee of the Company or an Affiliate. The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing repurchase or forfeiture right, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract; and (vi) that the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:
EnerNOC, Inc.
Attn: Chief Financial Officer
101 Federal Street, Suite 1100
Boston, MA 02110

If to the Employee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Suffolk County, Massachusetts or the federal courts of the United States for the District of Massachusetts.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16. Consent of Spouse/Domestic Partner. If the Participant has a spouse or domestic partner as of the date of this Agreement, the Participant’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Participant subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

17. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ENERNOC, INC.

By:
Name:
Title:

Participant:

By:

Print Name:

EXHIBIT A

CONSENT OF SPOUSE/DOMESTIC PARTNER

I,                                          , spouse or domestic partner of                     , acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of                     (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Forfeiture Right in favor of EnerNOC, Inc. (the “Company”) and that, accordingly, I may be required to forfeit to the Company any or all of the Granted Shares of which I may become possessed as a result of a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

I agree to the Lapsing Forfeiture Right described in the Agreement and I hereby consent to the forfeiture of the Granted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Granted Shares with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the                     day of                     , 20        .

Print name:

A-1

[Enernoc Pty Ltd letterhead]

[Date]

###

###

###

Dear ###

EnerNOC, Inc. Stock Plan

In recognition of your continuing commitment to EnerNOC Pty Ltd (EnerNOC Australia), EnerNOC Australia would like to invite you to participate in the Australian component of the EnerNOC, Inc. Amended and Restated 2007 Employee, Director and Consultant Stock Plan (Australian Plan).

This offer is made on the general terms and conditions contained in the document titled EnerNOC, Inc. Amended and Restated 2007 Employee, Director and Consultant Stock Plan, as amended by the Australian Sub-Plan (Rules), the Australian Restricted Stock Agreement (Agreement) and on the specific terms and conditions set out in this letter. This letter is accompanied by a copy of the Rules and the Agreement. You should read this letter, the Rules and the Agreement carefully.

A capitalised term not defined in this letter that is defined in the Rules or the Agreement has the same meaning in this letter.

Offer

You are invited to apply for [insert] shares of EnerNOC, Inc.’s Common Stock (Shares) at a purchase price of US$0.001 (AU$[insert equivalent on date of Offer]) per Share (Offer) receipt of which is acknowledged by your prior service to EnerNOC Australia. The Offer contained in this letter will remain open until 5:00pm Australian Eastern Standard Time (AEST) on [insert], and if not accepted by that time, it will end unless extended by EnerNOC Australia (Offer Period). EnerNOC Australia reserves the right to accept late acceptances at its absolute discretion.

Acceptance

You may accept the Offer by signing, dating and returning the Agreement to Sonali Dias, Manager, Human Resources, of EnerNOC Australia by no later than 5.00pm AEST on [insert]. Additionally, if you have a spouse or domestic partner, please have that person sign the document in Annexure A of the Agreement. Please return that signed form together with the Agreement.

If the Agreement is duly executed and received by EnerNOC Australia by the required time, the Shares will be issued to you in accordance with the terms of the Rules and the Agreement.

Entitlement to retain Shares

In accordance with the Agreement and the Rules, if for any reason your employment at EnerNOC Australia ends before the dates set out in the table below, on the date that your employment ends you will be required to immediately forfeit the percentage of the total number of Shares issued to you under the Offer in accordance with the following table:

Position ending date	% of Shares to be forfeited
Prior to first anniversary of date of issue	100

[insert]

This table mirrors clause 2.1(a)(ii) of the Australian Restricted Stock Agreement.

If your employment at EnerNOC Australia is terminated for cause or because of death or disability, EnerNOC, Inc. may deal with the Shares issued to you under the Offer in accordance with the Agreement.

Escrow

All Shares issued to you under the Offer will be held in escrow while they are subject to forfeiture rights. Any cash (including dividends) or securities distributed in respect of escrowed Shares will also be held in escrow.

While the Shares are held in escrow, you will not be able to sell, transfer or otherwise deal with the Shares issued to you under this Offer.

Rights as a shareholder

You will have all the rights as a shareholder with respect to the Shares issued to you under the Offer (including Shares held in escrow), including voting and dividend rights, subject to transfer, escrow and other restrictions set out in the Agreement and the Rules.

Market Price

During the Offer Period, upon request, EnerNOC Australia undertakes to make available within a reasonable period:

(1)	the Australian dollar equivalent of the current market price of the Shares as published by NASDAQ as the final price on the previous day on which the Shares were traded; and

(2)	the current Australian dollar equivalent of the purchase price for the Shares the subject of Offer.

The Australian currency equivalent of a price will be calculated by reference to the exchange rate published by the Reserve Bank of Australia on the business day before the date the information is made available to EnerNOC Australia.

Tax

This section contains a brief summary of the taxation treatment of Shares issued to Australian Employees under the Australian Plan. However, the tax considerations outlined below are general in nature and do not take into account the specific taxation circumstances of each individual participant. The taxation consequences may vary depending upon the particular circumstances of each individual participant. Accordingly you should seek your own independent taxation advice before applying to participate in the Australian Plan.

The following analysis is based on the law in force, and administrative practice of the Commissioner of Taxation (Commissioner), as of November 21, 2011. Changes to the law or the way the Commissioner administers the law may result in different tax treatment of the Shares. You should be aware that the ultimate interpretation of the taxation law rests with the courts.

The following analysis assumes that you are, and remain, an Australian resident for tax purposes. You should note that there are particular taxation consequences for non-residents or for residents whose tax residency status changes.

Employee Share Scheme Provisions

The employee share scheme provisions in Division 83A of the Income Tax Assessment Act 1997 (ITAA 97) will have application to Shares granted to you under the Australian Plan.

Broadly, under the employee share scheme provisions, where you acquire shares under an employee share scheme your assessable income includes any “discount” (compared to market value) given in relation to the shares.

The Australian Plan has been designed to enable you to obtain the benefit of what is known as the “tax deferral concession”. Ordinarily, the discount on your Shares would be subject to tax in the income year of grant of the Shares. The tax deferral concession provides for the tax on the discount on your Shares to be deferred until the income tax year in which the deferred taxing point arises (see below).

The tax deferral concession will apply if:

(1)	you are employed by EnerNOC Australia (being a subsidiary of EnerNOC, Inc.);

(2)	your Shares are common stock in EnerNOC, Inc.;

(3)	at least 75% of the Australian-resident permanent employees of EnerNOC Australia who have completed at least 3 years of service (whether continuous or non-continuous) are entitled to acquire Shares under the Australian Plan or under another employee share scheme operated by EnerNOC, Inc.;

(4)	immediately after you acquire the Shares:

(a)	you do not hold a beneficial interest in more than 5% of the shares in EnerNOC, Inc.;

(b)	you are not in a position to cast, or control the casting of, more than 5% of the maximum number of votes that might be cast at a general meeting of EnerNOC, Inc.; and

(5)	there is a real risk that, under the conditions of the Australian Plan, you will forfeit or lose your Shares (other than by disposing of them) (real risk of forfeiture).

If you do not meet the above conditions for tax deferral, you will be taxed on the discount on your Shares in the income year of grant.

Based on current Australian Tax Office guidance, EnerNOC, Inc. believes that the condition requiring you to have been continuously employed by EnerNOC, Inc or an Affiliate (such as EnerNOC Australia) from the Grant Date until the forfeiture rights lapse will satisfy the real risk of forfeiture test.

If tax deferral applies, and subject to one qualification (refer below), the deferred taxing point of the Shares is the earlier of:

(1)	the time when there is no longer a real risk of forfeiture and no genuine disposal restrictions apply (such as escrow, insider trading prohibitions under applicable securities law or trading restrictions under the EnerNOC, Inc. Share Trading Policy, e.g. a prescribed black-out period);

(2)	cessation of your employment with EnerNOC Australia; and

(3)	7 years from the Grant Date of the Shares.

The exception is that if you dispose of your Shares within 30 days of what would otherwise be the deferred taxing point (as set out in the above paragraph), the deferred taxing point will instead be the date of disposal of the Shares.

The “discount” on your Shares will typically be the market price of a Share at the deferred taxing point less any purchase price multiplied by the number of Shares (or, if the exception set out in the above paragraph applies, your disposal proceeds).

How does capital gains tax apply going forward?

Where tax deferral applies, you will be deemed to have acquired your Shares on the date the deferred taxing point occurs for the “market value” used in determining the “discount” on which tax is paid under the employee share scheme provisions.

Your Shares will be subject to the capital gains tax regime going forward. If a CGT event happens to your Shares you may realise a capital gain or loss.

Contact

If you have any queries in relation to the matters set out in this letter, please contact Jeff Renaud, Director, Australia & New Zealand, or Sonali Dias, Manager, Human Resources, of EnerNOC Australia.

Other terms and conditions

The term relating to your participation in the Australian Plan may be amended unilaterally by the Administrator where the Administrator considers it reasonably necessary to do so, even if your rights will be adversely affected by the amendment.

IMPORTANT NOTES:

To accept the Offer for Shares, please return a signed copy of the enclosed Agreement to:

Sonali Dias, Manager, Human Resources, of EnerNOC Australia

The Agreement must be received at the above address no later than 5pm AEST on [insert].

Yours faithfully

David Samuels, Executive Vice President of EnerNOC, Inc.